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                                                                    EXHIBIT 3.22


                                    BYLAWS
                                      OF
                         HOME DIALYSIS OF DAYTON, INC.


                                 ARTICLE I

                          OFFICES AND CORPORATE SEAL
                          --------------------------

     1.   PRINCIPAL OFFICE.  The principal office of the Corporation shall be
          ----------------
located at 6850 N. Main Street, Dayton, Ohio 45415

     2.   OTHER OFFICES.    The Corporation may also maintain offices at such
          -------------
other place or places, within the State of Ohio, as may be designated from time to time by the Board of Directors, and the business of the Corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

     3.   CORPORATE SEAL.   A corporate seal shall not be requisite to the
          --------------
validity of any instrument executed by or on behalf of the Corporation, but may be used.

                                  ARTICLE II

                                  FISCAL YEAR
                                  -----------

     1.   FISCAL YEAR.  The fiscal year of the Corporation shall begin on the
          -----------
first day of January and end on the last day of December.


                                  ARTICLE III

                                 SHAREHOLDERS
                                 ------------

     1.   SHAREHOLDER'S MEETINGS. All meetings of the shareholders shall be held
          ----------------------
at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the President or Secretary of the Corporation, either within or without the State of Ohio, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.   ANNUAL MEETINGS. Annual meetings of shareholders shall be held on the
          ---------------
1st Wednesday in March if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

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     3.   NOTICE OF ANNUAL MEETING.  Written notice of the annual meeting
          ------------------------
stating the place, date and hour of the meeting shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation with postage thereon paid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     4.   FIXING OF RECORD DATE.  For the purpose of determining the
          ---------------------
shareholders entitled to notice of or to vote at any meeting of shareholders, the date fixed for the payment of any dividend or distribution, the date of allotment of rights or the date for participation in the execution of written consents, waivers or releases, the board of directors of the Corporation may fix in advance a record date which shall not be more than sixty (60) days. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date next preceding the day on which notice is given or the date next preceding the day on which the meeting is held if no notice is required and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

     5.   VOTING LISTS.  The officer or agent having charge of the transfer
          ------------
books for shares of the corporation shall make at least five (5) days before meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list shall be kept on file at the registered office of the Corporation and shall be open to inspection by any shareholder and subject to copying at the shareholder's expense at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote any meeting of shareholders.

     6.   SPECIAL MEETINGS OF SHAREHOLDERS.  Special meetings of the
          --------------------------------
shareholders, for any purpose or purposes, unless otherwise proscribed by statute or by the Articles of Incorporation, may be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the Corporation issued,

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outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     7.   NOTICE OF SPECIAL MEETINGS.  Written notice of a special meeting
          --------------------------
stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

     8.   QUORUM AND ADJOURNMENT.  The holders of a majority of the shares
          ----------------------
issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     9.   MAJORITY REQUIRED.  When a quorum is present at any meeting, the vote
          -----------------
of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     10.  VOTING.  At every meeting of the shareholders, each shareholder shall
          ------
be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. No shareholder shall be permitted to cumulate his votes in any election of the Board of Directors of the Corporation.

     11.  ACTION WITHOUT MEETING.  Any action required or permitted to be taken
          ----------------------
at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.

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     12.  WAIVER OF NOTICE.  Attendance of a shareholder at a meeting shall
          ----------------
constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written waiver of notice either before or after the time of the meeting.

                                  ARTICLE IV

                                   DIRECTORS
                                   ---------

     1.   NUMBER.  The Board of Directors shall consist of three (3) persons or
          ------
such other number, but no less than three (3) and no more than ten (10) as may be designated from time to time by resolution of a majority of the entire Board of Directors. The Directors shall be elected at the annual meeting of the shareholders, except as provided in section 2 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified.

     2.   VACANCIES.  Vacancies may be filled by the affirmative vote of a
          ---------
majority of the remaining directors then in office, though not less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election, and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     3.   POWERS.  The business and affairs of the Corporation shall be managed
          ------
by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts as are not by statute, the Articles of Incorporation, or these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors is responsible for ensuring the organization provides a high standard of care.

     4.   PLACE OF MEETINGS.  The Board of Directors of the Corporation may hold
          -----------------
meetings, both regular and special, either within or without the State of Ohio.

     5.   ANNUAL MEETINGS.  The annual meeting of each newly elected Board of
          ---------------
Directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly elected directors of such meeting shall be necessary in order legally to hold the meeting, providing a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the directors.

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          6.   REGULAR MEETINGS.   Regular meetings of the Board of Directors
               ----------------
     may be held without notice at such time and at such place as shall from time to time be determined by the Board.

          7.   SPECIAL MEETINGS.   Special meetings of the Board may be called
               ----------------
     by the President or the Secretary on one (1) day's notice to each director, either personally, by mail, by telegram, or by telephone; special meetings shall be called by the President or Secretary in like manner an on like notice on the written request of a majority of directors.

          8.   QUORUM;  ADJOURNMENT;  MAJORITY REQUIRED.    A majority of the
               ----------------------------------------
     membership of the Board of Directors shall constitute a quorum. The concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.

          9.   ACTION WITHOUT MEETING.  Unless otherwise restricted by the
               ----------------------
     Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          10.  EXECUTIVE COMMITTEE.  The Board of Directors may appoint an
               -------------------
     Executive Committee to which the directors may delegate general or special authority to act on behalf of the Board. Members of the Executive Committee shall serve at the pleasure of the Board of Directors and any member may be removed with or without cause at any time by the Board of Directors acting at a meeting or by unanimous consent. In the event any vacancy occurs in the Executive Committee, the vacancy shall be filled by the Board of Directors.

          11.  COMPENSATION.  The directors may be paid their expenses, if any,
               ------------
     of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors or of Committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

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          12.  WAIVER OF NOTICE.   Attendance of a director at a meeting shall
               ----------------
     constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any director may waive notice of any annual, regular, or special meeting of directors by executing a written waiver of notice either before or after the time of the meeting.

                                   ARTICLE V

                                   OFFICERS
                                   --------

          1.   DESIGNATION OF TITLES.   The officers of the Corporation shall be
               ---------------------
     chosen by the Board of Directors and shall be a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may also choose a Chairman of the Board, additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices, except the offices of President and Secretary, may be held by the same person, unless the Articles of Incorporation or these ByLaws otherwise provide.

          2.   APPOINTMENT OF OFFICERS.    The Board of Directors at its first
               -----------------------
     meeting after each annual meeting of shareholders shall choose a President, one or more Vice Presidents, a Secretary and a Treasurer, and may choose a Chairman of the Board, each of whom shall serve at the pleasure of the Board of Directors. The President and Secretary shall be different person. The Board of Directors at any time may appoint such other officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board.

          3.   SALARIES.    The salaries of the officers shall be fixed from
               --------
     time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors.

          4.   VACANCIES.   A vacancy in any office because of death,
               ---------
     resignation, removal, disqualification or otherwise may be filled by the Board of Directors at any time.

          5.   CHAIRMAN OF THE BOARD.   The Chairman of the Board, if one shall
               ---------------------
     have been appointed and be serving, shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her.

          6.   PRESIDENT.   The President shall preside at all meetings of
               ---------
     shareholders, and if a Chairman of the Board shall not have been appointed or, having been appointed, shall not be

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     serving or be absent, the President shall preside at all meetings of the
     Board of Directors. He or she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the Corporation, and shall act as operating and directing head of the Corporation, subject to policies established by the Board of Directors.

          7.   VICE PRESIDENT.  There shall be as many Vice Presidents as shall
               --------------
     be determined by the Board of Directors from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the Vice Presidents, as authorized by the Board, shall have all the powers and perform all the duties of the President in case of the temporary absence of the President or in case of his or her temporary inability to act. In case of the permanent absence or inability of the President to act, the office shall be declared vacant by the Board of directors and a successor chosen by the Board.

          8.   SECRETARY.  The Secretary shall see that the minutes of all
               ---------
     meetings of shareholders, of the Board of Directors, and of any standing committees are kept. He or she shall be the custodian of the corporate seal and shall affix it to all proper instruments when deemed advisable by him or her. He or she shall give or cause to be given required notices of all meetings of the shareholders and of the Board of Directors. He or she shall have charge of all the books and records of the Corporation except the books of account, and in general shall perform all the duties incident to the office of Secretary of a Corporation and such other duties as may be assigned to him or her.

          9.   TREASURER.  The Treasurer shall have general custody of all the
               ---------
     funds and securities of the Corporation except such as may be required by law to be deposited with any state official. He or she shall see to the deposit of the funds of the Corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the President, directors, and shareholders at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. He or she shall give to the Corporation such fidelity bond as may be required, and the premium therefor shall be paid by the Corporation as an operating expense.

          10.  ASSISTANT SECRETARIES. There may be such number of Assistant
               ---------------------
     Secretaries as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Secretary shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.

          11.  ASSISTANT TREASURERS.  There may be such number of Assistant
               --------------------
     Treasurers as from time to time the Board of Directors may fix, and such persons shall perform such functions as from

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time to time may be assigned to them. No Assistant Treasurer shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.

     12.  REMOVAL.  Any officer elected or appointed by the board of directors
          -------
may be removed by the board of directors whenever in its judgement the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer shall not of itself create contract rights.

                                  ARTICLE VI

                              DIRECTOR LIABILITY
                              ------------------

     No director shall be personally liable to the Corporation or to its shareholders except to the extent that such limitation of liability is prohibited by the provisions of Ohio law, and except for director liability resulting from (a) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (b) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law; (c) any transaction from which the director derived an improper personal benefit;
(d) authorizing the unlawful payment of a dividend or other distribution on the Corporation's capital stock or the unlawful purchase of its capital stock; (e) any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VII

                                INDEMNIFICATION
                                ---------------

     1.   POWER TO INDEMNIFY. The Corporation may indemnify a director, officer,
          ------------------
employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, if he or she acted, or failed to act, in good faith and in a manner he or she reasonably believed and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In an action not by or in the right of the Corporation, such indemnification may include expenses, attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. In an action by or in the right of the Corporation, such indemnification may include expenses, attorney fees and amounts paid in settlement actually and reasonable incurred, but shall not include judgments and fines.

     2.   LIMITS ON INDEMNIFICATION. No person shall be indemnified if he or she
          -------------------------
has been adjudged to be liable to

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the Corporation, unless otherwise ordered by the court. The Corporation may refuse indemnification to any person who unreasonable refuses to permit the Corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

     3.  DECISION-MAKING.  A decision to indemnify a person shall be made by
         ---------------
one of the following: a majority vote of a quorum consisting of disinterested directors; if such quorum is not obtainable, a written opinion of independent legal counsel appointed by a majority of the disinterested directors; if there are not disinterested directors, the court or other body before which the action was brought, or any court of competent jurisdiction; or an act of the shareholders.

                                 ARTICLE VIII

                        REPEAL, ALTERATION OR AMENDMENT
                        -------------------------------

     The Articles of Incorporation, and Bylaws may be repealed, altered, or amended only by a two-thirds (2/3) vote of all issued and outstanding common stock of the Corporation.

                                  ARTICLE IX

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER
                  ------------------------------------------

     1.  CERTIFICATES FOR SHARES. Certificates representing shares of the
         -----------------------
Corporation shall be signed by the chairman of the board of directors, the president or any vice president and by the secretary or an assistant secretary, treasurer or assistant treasurer of the Corporation and shall be sealed with the seal or facsimile of the seal of the Corporation. If both the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any) the date of issue, that the Corporation is organized under Ohio law, the par value or a statement that the shares are without par value and any express terms of the shares represented by such certificate. If the Corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

     The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of

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the Corporation. The person in whose name shares stand on the books of the
Corporation shall be deemed the owner thereof for all purposes with regard to the Corporation.

     2.  LOST CERTIFICATES. If a certificate representing shares has allegedly
         -----------------
been lost or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     3.  TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be
         -------------------
recorded on the books of the Corporation and, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

                           CERTIFICATE OF SECRETARY
                           ------------------------

     I hereby certify that the foregoing copy of the Bylaws is a true and correct copy of the Bylaws of the Corporation as the same were adopted at the first meeting of the Board of Directors.

Dated: 1/19/95                                       /s/ Thomas Creel
      ------------------------               ---------------------------------
                                               SECRETARY

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